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                THIS CONSENT IS SOLICITED BY THE GENERAL PARTNERS
                                       OF
                            WINDSOR PARK PROPERTIES 4

     The undersigned represents that he or she is the holder of Units. The undersigned acknowledges receipt from the General Partner of the Consent Solicitation Statement dated April __, 1999. The General Partners request that the Limited Partners vote "FOR" the Following Proposals:

Proposal 1 -- Proposal 1 is for the General Partners to proceed to sell the Partnership's assets and to liquidate and dissolve the Partnership in accordance with the terms of the Partnership Agreement of the Partnership, generally.

          ___ FOR                    ___ AGAINST                 ___ ABSTAIN

Proposal 2 -- Proposal 2 is for the General Partners to proceed with the Sales to N' Tandem pursuant to the Purchase and Sale Agreement, and to proceed with the Plan of Liquidation following such Sales.

          ___ FOR                    ___ AGAINST                 ___ ABSTAIN


Each of Proposal 1 and Proposal 2 is conditioned upon approval of the other Proposal by the Limited Partners. Accordingly, any Limited Partner desiring to have the General Partners proceed with the Sales and the Plan of Liquidation needs to vote for both Proposal 1 and Proposal 2.

PLEASE FILL IN THE APPROPRIATE BOX ABOVE WITH RESPECT TO EACH PROPOSAL.

Dated:

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                                        Signature


                                        ---------------------------------------
                                        Print Name


                                        ---------------------------------------
                                        Signature (if held jointly)


                                        ---------------------------------------
                                        Print Name


                                        ---------------------------------------
                                        Title

Please sign exactly as name appears hereon. When Units are held by joint tenants, both should sign. When signing as an attorney, as executor, administrator, trustee or guardian, please give full title of such. If a corporation, please have this consent signed by a President or other authorized officer. If a partnership, please have this consent signed by a general partner. PLEASE FILL IN THE DATE OF THIS CONSENT AS CONSENTS MUST BE DATED TO BE VALID.

            PLEASE FILL OUT, SIGN AND RETURN THIS FORM BY 5:00 P.M.
                     (NEW YORK CITY TIME) ON MAY __, 1999.



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